FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EPS OF $1.23, ROAA OF 1.54 PERCENT AND ROTCE OF 18.14 PERCENT FOR 4Q 2018
Excluding gains and losses on investment securities transactions, diluted EPS was $1.25 for 4Q 2018

NASHVILLE, TN, Jan. 15, 2019 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.23 for the quarter ended Dec. 31, 2018, compared to net income per diluted common share of $0.35 for the quarter ended Dec. 31, 2017, an increase of 251.4 percent. Net income per diluted common share was $4.64 for the year ended Dec. 31, 2018, compared to net income per diluted common share of $2.70 for the year ended Dec. 31, 2017, an increase of 71.9 percent.
Excluding gains and losses on the sale of investment securities in both 2018 and 2017, merger-related charges and the after-tax charges related to the revaluation of the firm's deferred tax assets in 2017, net income per diluted common share was $1.25 for the three months ended Dec. 31, 2018, compared to net income per diluted common share of $0.97 for the three months ended Dec. 31, 2017. Excluding those same items, net income per diluted common share was $4.74 for the year ended Dec. 31, 2018, compared to $3.57 for the year ended Dec. 31, 2017, an increase of 32.8 percent.
"Despite investor concerns regarding the banking industry's ability to sustain earnings and profitability, Pinnacle is reporting a year-over-year growth in adjusted earnings per share of approximately 33 percent in 2018," said M. Terry Turner, Pinnacle's president and chief executive officer.
"Importantly, the real power of our differentiated franchise is perhaps even more evident as we move into 2019 when market growth in loan and deposit volumes has slowed and growth is increasingly dependent upon the ability to take market share. In 2018, the FDIC reported that we now possess the largest share of FDIC insured deposits in the Nashville MSA. Greenwich Associates validates that not only do we have the No. 1 'lead bank' share among businesses with annual revenues from $1 to $500 million in Nashville, but that the trajectory of both our market share and our net promoter scores also are continuing to trend higher. This long-proven ability to take share based on a truly differentiated service model is now being demonstrated in every major market in the Southeast in which we operate."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•Loans at Dec. 31, 2018 were a record $17.7 billion, an increase of $2.1 billion from Dec. 31, 2017, reflecting year-over-year growth of 13.3 percent. Loans at Dec. 31, 2018 increased $243.5 million from Sept. 30, 2018.
◦Average loans were $17.6 billion for the three months ended Dec. 31, 2018, up $371.1 million from $17.3 billion for the three months ended Sept. 30, 2018, an annualized growth rate of 8.5 percent.
◦At Dec. 31, 2018, the remaining discount associated with fair value accounting adjustments on acquired loans was $95.7 million, compared to $110.0 million at Sept. 30, 2018.

•Deposits at Dec. 31, 2018 were a record $18.8 billion, an increase of $2.4 billion from Dec. 31, 2017, reflecting year-over-year growth of 14.5 percent. Deposits at Dec. 31, 2018 increased $441.0 million from Sept. 30, 2018.
◦Average deposits were $18.4 billion for the three months ended Dec. 31, 2018, up $255.2 million from the $18.1 billion for the three months ended Sept. 30, 2018, an annualized growth rate of 5.6 percent.
◦Core deposits were $16.5 billion at Dec. 31, 2018, compared to $16.1 billion at Sept. 30, 2018 and $14.8 billion at Dec. 31, 2017. The linked-quarter annualized growth rate of core deposits in the fourth quarter of 2018 was 10.2 percent.
•Revenues for the quarter ended Dec. 31, 2018 were $247.5 million, a linked-quarter increase of $6.6 million or a growth rate of 10.8 percent from the $240.9 million recognized in the third quarter of 2018, and up $36.3 million from the fourth quarter of 2017 or a growth rate of 17.2.
◦Revenue per fully diluted share was $3.19 for the three months ended Dec. 31, 2018, compared to $3.11 for the third quarter of 2018 and $2.73 for the fourth quarter of 2017.

"Our model of hiring experienced bankers that we believe will produce outsized loan, deposit and fee growth continues to work extremely well," Turner said. "We hired 107 high-profile revenue producers in 2018, a strong predictor of our continued future growth. We believe our recruiting strategies are creating even more opportunities for our firm to attract the best bankers in our markets.
"Going into 2018, we set an expectation that we intended to remix our loan portfolio, dialing back the percentage of commercial real estate loans and driving up the percentage of C&I loans to lessen our concentration in commercial real estate. All in, organic loan growth for 2018 amounted to 13.3 percent since Dec. 31, 2017. We experienced 20.0 percent loan growth in our primary loan growth segments, C&I and owner-occupied commercial real estate. Growth in these segments remained strong all year long, with the fourth quarter reporting an annualized growth rate of 11.9 percent. We experienced a slight net decrease in our commercial real estate-investment, multi-family and construction categories in the fourth quarter. For the year, loan growth in these categories amounted to only 7.6 percent.
"We have long been recognized for our strong organic loan growth, but 2018 was a further testament to the ability of our business model to fund that loan growth with strong core deposit growth. Core deposits reflected strong growth during 2018 and in the fourth quarter, as core deposits increased 11.1 percent for the year and increased by 10.2 percent on a linked-quarter annualized basis in the fourth quarter."

FOCUSING ON PROFITABILITY:
•Return on average assets was 1.54 percent for the fourth quarter of 2018, compared to 1.54 percent for the third quarter of 2018 and 0.48 percent for the fourth quarter last year. Fourth quarter 2018 return on average tangible assets amounted to 1.66 percent, compared to 1.67 percent for the third quarter of 2018 and 0.53 percent for the fourth quarter last year.
◦Excluding gains and losses from investment securities transactions and for 2017 merger-related charges and the impact of the revaluation of deferred tax assets resulting from tax reform, return on average assets was 1.56 percent for the fourth quarter of 2018, compared to 1.54 percent for the third quarter of 2018 and 1.36 percent for the fourth quarter of 2017. Likewise, excluding gains and losses from investment securities transactions and for 2017 merger-related charges and the impact of the revaluation of deferred tax assets resulting from tax reform, the firm’s return on average tangible assets was 1.69 percent for the fourth quarter of 2018, compared to 1.67 percent for the third quarter of 2018 and 1.48 for the fourth quarter of 2017.

•Return on average common equity for the fourth quarter of 2018 amounted to 9.60 percent, compared to 9.60 percent for the third quarter of 2018 and 2.87 percent for the fourth quarter last year. Fourth quarter 2018 return on average tangible common equity amounted to 18.14 percent, compared to 18.44 percent for the third quarter of 2018 and 5.76 percent for the fourth quarter last year.
◦Excluding gains and losses from investment securities transactions and for 2017 merger-related charges and the impact of the revaluation of deferred tax assets resulting from tax reform, return on average tangible common equity amounted to 18.46 percent for the fourth quarter of 2018, compared to 18.44 percent for the third quarter of 2018 and 16.11 percent for the fourth quarter of 2017.

"Our profitability metrics remain very strong and provide us ongoing leverage to hire more revenue producers and further invest in our future growth," said Harold R. Carpenter, Pinnacle's chief financial officer. "We are pleased with our 1.54 percent return on average assets and 18.14 percent return on tangible common equity for the fourth quarter. Additionally, since the merger with BNC Bancorp was completed in June 2017, our tangible book value per common share has increased by more than 20.8 percent, inclusive of the impact of more than $39.4 million in merger-related charges, $10.5 million in losses associated with investment securities restructurings, $31.5 million in after-tax losses associated with the revaluation of deferred tax assets resulting from the Tax Cuts and Jobs Act and $39.9 million in after tax losses associated with revaluation of our bond portfolio through our accumulated other comprehensive loss account.
"Key profitability and growth metrics like our ROAA, ROTCE, organic loan, core deposit and EPS growth rates would suggest that our decision to acquire BNC Bancorp was a sound one, that the BNC integration was successful, and that it places us in a very strong position as we enter 2019."

MAINTAINING A FORTRESS BALANCE SHEET:
•Nonperforming assets increased to 0.58 percent of total loans and ORE at Dec. 31, 2018, compared to 0.55 percent at Sept. 30, 2018 and 0.55 percent at Dec. 31, 2017. Nonperforming assets were $103.2 million at Dec. 31, 2018, compared to $95.6 million at Sept. 30, 2018 and $85.5 million at Dec. 31, 2017.
•The classified asset ratio at Dec. 31, 2018 was 12.4 percent compared to 13.7 percent at Sept. 30, 2018 and 12.9 percent at Dec. 31, 2017. Classified assets were $284.7 million at Dec. 31, 2018, compared to $304.1 million at Sept. 30, 2018 and $258.8 million at Dec. 31, 2017.
•The allowance for loan losses represented 0.47 percent of total loans at Dec. 31, 2018, compared to 0.46 percent at Sept. 30, 2018 and 0.43 percent at Dec. 31, 2017.
◦The ratio of the allowance for loan losses to nonperforming loans was 95.2 percent at Dec. 31, 2018, compared to 102.7 percent at Sept. 30, 2018 and 117.0 percent at Dec. 31, 2017. At Dec. 31, 2018, purchase credit impaired loans of $10.6 million, which were recorded at fair value upon acquisition, represented 12.1 percent of the firm's nonperforming loans.
◦Net charge-offs were $5.7 million for the quarter ended Dec. 31, 2018, compared to $4.4 million for the quarter ended Sept. 30, 2018 and $4.2 million for the quarter ended Dec. 31, 2017. Annualized net charge-offs as a percentage of average loans for the quarter ended Dec. 31, 2018 was 0.11 percent, compared to 0.10 percent for the quarter ended Sept. 30, 2018 and 0.13 percent percent for the fourth quarter of 2017.
◦Provision for loan losses was $9.3 million in the fourth quarter of 2018, compared to $8.7 million in the third quarter of 2018 and $6.3 million in the fourth quarter of 2017.

"Overall, asset quality for our firm remains exceptional," Carpenter said. "Our commercial real estate exposure continues to decline in relation to total risk-based capital. The commercial real estate to total risk-based capital ratio decreased to 277.7 percent  at Dec. 31, 2018, while the ratio of construction loans to total risk-based capital also decreased to 85.2 percent at Dec. 31, 2018. We expect growth in commercial real estate and construction to remain soft for the first and second quarters of 2019, with anticipated increases in the latter half of 2019 based on projects we currently have committed."

GROWING REVENUES
•Net interest income for the quarter ended Dec. 31, 2018 was $190.2 million, compared to $189.4 million for the third quarter of 2018 and $175.0 million for the fourth quarter of 2017. Net interest margin was 3.63 percent for the fourth quarter of 2018, compared to 3.65 percent for the third quarter of 2018 and 3.76 percent for the fourth quarter of 2017.
◦Included in net interest income for the fourth quarter of 2018 was $13.2 million of discount accretion associated with fair value adjustments, compared to $17.1 million of discount accretion recognized in the third quarter of 2018 and $19.1 million in the fourth quarter of 2017.
◦Average earning assets included $105.8 million of fair value adjustments related to our acquisitions at Dec. 31, 2018 compared to $123.9 million at Sept. 30, 2018 and $160.7 million at Dec. 31, 2017.
•Noninterest income for the quarter ended Dec. 31, 2018 was $57.3 million, compared to $51.5 million for the third quarter of 2018 and $36.2 million for the fourth quarter of 2017, up 58.2 percent over the fourth quarter of last year.
◦Wealth management revenues, which include investment, trust and insurance services, were $11.3 million for the quarter ended Dec. 31, 2018, compared to $10.5 million for the third quarter of 2018 and $9.3 million for the fourth quarter of 2017.
◦Income from the firm's investment in Bankers Healthcare Group (BHG) was $17.9 million for the quarter ended Dec. 31, 2018, compared to $14.2 million for the quarter ended Sept. 30, 2018 and $12.4 million for the quarter ended Dec. 31, 2017. Income from the firm's investment in BHG grew 44.1 percent for the quarter ended Dec. 31, 2018, compared to the quarter ended Dec. 31, 2017.
◦Other noninterest income increased by $4.1 million over the third quarter of 2018. Contributing to this increase were $1.5 million of increased fees related to the firm's participation in various lending programs, $1.3 million related to gains on loan swaps sold to the firm's clients and $640,000 in gains on the firm's other investments.

"Despite a $3.9 million reduction in discount accretion from fair value adjustments between the third and fourth quarters, we are reporting growth in net interest income and a significant increase in noninterest income for the fourth quarter of 2018 when compared to the third quarter," Carpenter said. "Although our reported net interest margin decreased to 3.63 percent from 3.65 percent, pricing of our core loans and deposits positively impacted our margins in the fourth quarter. BHG had a strong fourth quarter and finished 2018 with $51.2 million in fee revenues for our firm in 2018."

CREATING OPERATING LEVERAGE
•Noninterest expense for the quarter ended Dec. 31, 2018 was $119.4 million, compared to $114.0 million in the third quarter of 2018 and $123.0 million in the fourth quarter of 2017, reflecting a year-over-year decrease of 2.9 percent.
◦Salaries and employee benefits were $74.7 million in the fourth quarter of 2018, compared to $69.1 million in the third quarter of 2018 and $63.3 million in the fourth quarter of last year, reflecting a year-over-year increase of 18.0 percent. The year-over-year increase is primarily attributable to legacy BNC associates participating in the 2018 cash incentive plan.

▪Included in salaries and employee benefits are costs related to the firm’s annual cash incentive plan. Incentive costs for this plan amounted to $13.7 million in the fourth quarter of 2018, compared to $10.0 million in the third quarter of 2018 and $6.8 million in the fourth quarter of last year.
◦The efficiency ratio for the fourth quarter of 2018 increased to 48.25 percent, compared to 47.32 percent for the third quarter of 2018. The ratio of noninterest expenses to average assets increased to 1.92 percent for the fourth quarter of 2018 from 1.87 percent in the third quarter of 2018.
▪Excluding merger-related charges, of which there were none in the third and fourth quarters of 2018, gains and losses from investment securities transactions and other real estate owned (ORE) expense, the efficiency ratio was 47.55 percent for the fourth quarter of 2018, compared to 47.29 percent for the third quarter of 2018, and the ratio of noninterest expense to average assets was 1.91 percent for the fourth quarter of 2018, compared to 1.87 percent for the third quarter of 2018.
◦The effective tax rate for the fourth quarter of 2018 was 19.7 percent, compared to 20.7 percent for the third quarter of 2018 and 67.3 percent for the fourth quarter of 2017. The fourth quarter of 2017 included the revaluation of deferred tax assets as a result of the Tax Cuts and Jobs Act.
▪Included in income tax expense for the three months and year ended Dec. 31, 2018 were excess tax benefits of $14,000 and $3.0 million, respectively, related to the application of FASB Accounting Standards Update (ASU) 2016-09, Stock Compensation Improvements to Employee Share-Based Payment Activity compared to $758,000 and $5.4 million, respectively, for the three months and year ended Dec. 31, 2017.
▪The firm estimates an effective tax rate of between 20.5 and 21.5 percent for 2019.

"We are very pleased with the operating leverage we have created for our firm," Carpenter said. "During the fourth quarter of 2018, we were able to increase our incentive accruals and have increased our cash incentive payout to $35.9 million as of Dec. 31, 2018, for fiscal 2018, an increase of $13.7 million from Sept. 30, 2018. At Pinnacle, annual cash incentives are directly linked to the firm's revenue growth, earnings per share growth and loan quality. Given our continuing loan quality, and because the momentum in revenue and earnings per share was so strong in the fourth quarter, we were able to fund the incentive accrual at a meaningfully elevated level in the fourth quarter versus prior quarters."

BOARD OF DIRECTORS DECLARES DIVIDEND

On Jan. 15, 2019, Pinnacle’s Board of Directors approved the quarterly cash dividend of $0.16 per common share to be paid on Feb. 22, 2019 to common shareholders of record as of the close of business on Feb. 1, 2019. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle’s Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Jan. 16, 2019 to discuss fourth quarter 2018 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA, according to 2018 deposit data from the FDIC. Pinnacle earned a place on FORTUNE’s 2017 and 2018 lists of the 100 Best Companies to Work For in the U.S., and American Banker recognized Pinnacle as one of America’s Best Banks to Work For six years in a row.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $25.0 billion in assets as of Dec. 31, 2018. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 11 primarily urban markets in Tennessee, the Carolinas and Virginia.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
###

Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "anticipate," "intend," "may," "should," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:  (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (iii) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of compression to net interest margin; (vii) greater than anticipated adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina and Virginia,  particularly in commercial and residential real estate markets; (viii) fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; (ix) the results of regulatory examinations; (x) a merger or acquisition; (xi) risks of expansion into new geographic or product markets; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xiv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xv) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Financial's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xvi) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xvii) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Financial contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xviii) the possibility of increased compliance and operational costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;  (xix) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by Pinnacle Financial or Pinnacle Bank; (xx) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxi) risks associated with the ongoing shutdown of the United States federal government, including adverse effects on the national or local economies and adverse effects resulting from the shutdown of the U.S. Small Business Administration's SBA loan program; (xxii) the availability of and access to capital; (xxiii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and

/or regulatory actions; and (xxiv) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, earnings per diluted share, efficiency ratio and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investments, the revaluation of Pinnacle Financial’s deferred tax assets and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's merger with BNC. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2018 versus certain periods in 2017 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED
(dollars in thousands)
	December 31, 2018	September 30, 2018	December 31, 2017
ASSETS
Cash and noninterest-bearing due from banks	$202,924	$145,638	$176,553
Interest-bearing due from banks	516,920	394,129	496,911
Federal funds sold and other	1,848	11,313	106,132
Cash and cash equivalents	721,692	551,080	779,596

Securities available-for-sale, at fair value	3,083,686	3,004,582	2,515,283
Securities held-to-maturity (fair value of $193.1 million, $192.5 million, and $20.8 million at Dec. 31, 2018, Sept. 30, 2018, and Dec. 31, 2017, respectively)	194,282	194,997	20,762
Consumer loans held-for-sale	34,196	47,417	103,729
Commercial loans held-for-sale	15,954	11,402	25,456

Loans	17,707,549	17,464,009	15,633,116
Less allowance for loan losses	(83,575)	(79,985)	(67,240)
Loans, net	17,623,974	17,384,024	15,565,876

Premises and equipment, net	265,560	268,387	266,014
Equity method investment	239,237	221,302	221,667
Accrued interest receivable	79,657	73,366	57,440
Goodwill	1,807,121	1,807,121	1,808,002
Core deposits and other intangible assets	46,161	48,737	56,710
Other real estate owned	15,165	17,467	27,831
Other assets	904,359	927,663	757,334
Total assets	$25,031,044	$24,557,545	$22,205,700

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$4,309,067	$4,476,925	$4,381,386
Interest-bearing	3,464,001	3,195,657	2,987,291
Savings and money market accounts	7,607,796	7,262,968	6,548,964
Time	3,468,243	3,471,965	2,534,061
Total deposits	18,849,107	18,407,515	16,451,702
Securities sold under agreements to repurchase	104,741	130,217	135,262
Federal Home Loan Bank advances	1,443,589	1,520,603	1,319,909
Subordinated debt and other borrowings	485,130	465,487	465,505
Accrued interest payable	23,586	20,944	10,480
Other liabilities	158,951	115,738	114,890
Total liabilities	21,065,104	20,660,504	18,497,748

Preferred stock, no par value; 10.0 million shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $1.00; 180.0 million shares authorized at Dec. 31, 2018 and Sept. 30, 2018 and 90.0 million shares authorized at Dec. 31, 2017; 77.5 million, 77.9 million shares and 77.7 million shares issued and outstanding at Dec. 31, 2018, Sept. 30, 2018 and Dec. 31, 2017, respectively	77,484	77,867	77,740
Additional paid-in capital	3,107,431	3,123,323	3,115,304
Retained earnings	833,130	750,363	519,144
Accumulated other comprehensive loss, net of taxes	(52,105)	(54,512)	(4,236)
Total stockholders' equity	3,965,940	3,897,041	3,707,952
Total liabilities and stockholders' equity	$25,031,044	$24,557,545	$22,205,700

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for per share data)	Three Months Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest income:
Loans, including fees	$228,599	$221,901	$189,193	$850,472	$578,286
Securities
Taxable	13,013	12,209	12,295	48,192	39,060
Tax-exempt	10,286	10,074	5,178	35,995	13,712
Federal funds sold and other	4,197	3,926	1,705	12,058	5,080
Total interest income	256,095	248,110	208,371	946,717	636,138

Interest expense:
Deposits	50,123	44,172	21,367	151,043	59,584
Securities sold under agreements to repurchase	150	165	129	588	406
FHLB advances and other borrowings	15,607	14,353	11,858	58,744	32,842
Total interest expense	65,880	58,690	33,354	210,375	92,832
Net interest income	190,215	189,420	175,017	736,342	543,306
Provision for loan losses	9,319	8,725	6,281	34,377	23,664
Net interest income after provision for loan losses	180,896	180,695	168,736	701,965	519,642

Noninterest income:
Service charges on deposit accounts	6,617	6,404	6,078	24,906	20,034
Investment services	5,925	5,237	4,723	21,175	14,315
Insurance sales commissions	2,038	2,126	1,961	9,331	7,405
Gains on mortgage loans sold, net	3,141	3,902	3,839	14,564	18,625
Investment gains and losses on sales, net	(2,295)	11	(8,265)	(2,254)	(8,265)
Trust fees	3,375	3,087	2,645	13,143	8,664
Income from equity method investment	17,936	14,236	12,444	51,222	37,958
Other noninterest income	20,533	16,475	12,777	68,783	46,168
Total noninterest income	57,270	51,478	36,202	200,870	144,904

Noninterest expense:
Salaries and employee benefits	74,725	69,117	63,346	271,673	209,662
Equipment and occupancy	19,073	19,252	17,114	74,276	54,092
Other real estate, net	631	67	252	723	1,079
Marketing and other business development	3,628	3,293	2,093	11,712	8,321
Postage and supplies	1,831	1,654	1,662	7,815	5,736
Amortization of intangibles	2,576	2,616	3,071	10,549	8,816
Merger-related expenses	—	—	19,103	8,259	31,843
Other noninterest expense	16,945	17,991	16,332	67,880	47,011
Total noninterest expense	119,409	113,990	122,973	452,887	366,560
Income before income taxes	118,757	118,183	81,965	449,948	297,986
Income tax expense	23,439	24,436	55,167	90,508	124,007
Net income	$95,318	$93,747	$26,798	$359,440	$173,979

Per share information:
Basic net income per common share	$1.24	$1.22	$0.35	$4.66	$2.73
Diluted net income per common share	$1.23	$1.21	$0.35	$4.64	$2.70

Weighted average shares outstanding:
Basic	77,096,522	77,145,023	76,785,573	77,111,372	63,760,578
Diluted	77,469,803	77,490,977	77,437,013	77,449,917	64,328,189

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2018	2018	2018	2018	2017	2017
Balance sheet data, at quarter end:
Commercial and industrial loans	$5,271,420	5,006,247	4,821,299	4,490,886	4,141,341	3,971,227
Commercial real estate - owner occupied	2,653,433	2,688,247	2,504,891	2,427,946	2,460,015	2,433,762
Commercial real estate - investment	3,855,643	3,818,055	3,822,182	3,714,854	3,564,048	3,398,381
Commercial real estate - multifamily and other	655,879	708,817	697,566	651,488	645,547	617,899
Consumer real estate - mortgage loans	2,844,447	2,815,160	2,699,399	2,580,766	2,561,214	2,541,180
Construction and land development loans	2,072,455	2,059,009	2,133,646	2,095,875	1,908,288	1,939,809
Consumer and other	354,272	368,474	363,870	364,202	352,663	357,528
Total loans	17,707,549	17,464,009	17,042,853	16,326,017	15,633,116	15,259,786
Allowance for loan losses	(83,575)	(79,985)	(75,670)	(70,204)	(67,240)	(65,159)
Securities	3,277,968	3,199,579	2,975,469	2,981,301	2,536,045	2,901,029
Total assets	25,031,044	24,557,545	23,988,370	22,935,174	22,205,700	21,790,371
Noninterest-bearing deposits	4,309,067	4,476,925	4,361,414	4,274,213	4,381,386	4,099,086
Total deposits	18,849,107	18,407,515	17,857,418	16,502,909	16,451,702	15,789,585
Securities sold under agreements to repurchase	104,741	130,217	128,739	131,863	135,262	129,557
FHLB advances	1,443,589	1,520,603	1,581,867	1,976,881	1,319,909	1,623,947
Subordinated debt and other borrowings	485,130	465,487	465,433	465,550	465,505	465,461
Total stockholders' equity	3,965,940	3,897,041	3,826,677	3,749,303	3,707,952	3,673,349

Balance sheet data, quarterly averages:
Total loans	$17,630,281	17,259,139	16,729,734	15,957,466	15,520,255	15,016,642
Securities	3,148,638	3,075,633	2,970,267	2,829,604	2,850,322	2,741,493
Federal funds sold and other	645,644	647,728	442,401	335,093	439,167	376,769
Total earning assets	21,424,563	20,982,500	20,142,402	19,122,163	18,809,744	18,137,904
Total assets	24,616,733	24,125,051	23,236,945	22,204,599	21,933,500	21,211,459
Noninterest-bearing deposits	4,317,782	4,330,917	4,270,459	4,304,186	4,165,876	3,953,855
Total deposits	18,368,012	18,112,766	16,949,374	16,280,581	16,091,700	15,828,480
Securities sold under agreements to repurchase	119,247	146,864	123,447	129,969	134,983	160,726
FHLB advances	1,689,920	1,497,511	1,884,828	1,584,281	1,465,145	1,059,032
Subordinated debt and other borrowings	469,074	468,990	474,328	471,029	477,103	473,805
Total stockholders' equity	3,939,927	3,874,430	3,795,963	3,732,633	3,706,741	3,655,029

Statement of operations data, for the three months ended:
Interest income	$256,095	248,110	230,984	211,528	208,371	201,896
Interest expense	65,880	58,690	48,748	37,057	33,354	28,986
Net interest income	190,215	189,420	182,236	174,471	175,017	172,910
Provision for loan losses	9,319	8,725	9,402	6,931	6,281	6,920
Net interest income after provision for loan losses	180,896	180,695	172,834	167,540	168,736	165,990
Noninterest income	57,270	51,478	47,939	44,183	36,202	43,248
Noninterest expense	119,409	113,990	110,908	108,580	122,973	109,736
Income before taxes	118,757	118,183	109,865	103,143	81,965	99,502
Income tax expense	23,439	24,436	23,000	19,633	55,167	35,060
Net income	$95,318	93,747	86,865	83,510	26,798	64,442

Profitability and other ratios:
Return on avg. assets (1)	1.54%	1.54%	1.50%	1.53%	0.48%	1.21%
Return on avg. common equity (1)	9.60%	9.60%	9.18%	9.07%	2.87%	6.99%
Return on avg. tangible common equity (1)	18.14%	18.44%	18.01%	18.12%	5.76%	14.25%
Dividend payout ratio (16)	13.79%	14.89%	16.57%	18.36%	20.00%	17.34%
Net interest margin (2)	3.63%	3.65%	3.69%	3.77%	3.76%	3.87%
Noninterest income to total revenue (3)	23.14%	21.37%	20.83%	20.21%	17.27%	19.88%
Noninterest income to avg. assets (1)	0.92%	0.85%	0.83%	0.81%	0.66%	0.80%
Noninterest exp. to avg. assets (1)	1.92%	1.87%	1.91%	1.98%	2.22%	2.05%
Efficiency ratio (4)	48.25%	47.32%	48.18%	49.66%	58.22%	50.77%
Avg. loans to avg. deposits	95.98%	95.29%	98.70%	98.02%	96.45%	94.87%
Securities to total assets	13.10%	13.03%	12.40%	13.00%	11.42%	13.31%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	December 31, 2018			December 31, 2017
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$17,630,281	$228,599	5.22%	$15,520,255	$189,193	4.87%
Securities
Taxable	1,829,051	13,013	2.82%	2,113,407	12,295	2.31%
Tax-exempt (2)	1,319,587	10,286	3.77%	736,915	5,178	3.74%
Federal funds sold and other	645,644	4,197	2.58%	439,167	1,705	1.54%
Total interest-earning assets	21,424,563	$256,095	4.85%	18,809,744	$208,371	4.46%
Nonearning assets
Intangible assets	1,854,831			1,861,739
Other nonearning assets	1,337,339			1,262,017
Total assets	$24,616,733			$21,933,500

Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing demand deposits	$932,961	$3,291	1.40%	$668,680	$1,214	0.72%
Interest checking	2,296,450	6,139	1.06%	2,019,957	2,273	0.45%
Savings and money market	7,424,287	24,138	1.29%	6,679,876	11,669	0.69%
Time	3,396,532	16,555	1.93%	2,557,311	6,211	0.96%
Total interest-bearing deposits	14,050,230	50,123	1.42%	11,925,824	21,367	0.71%
Securities sold under agreements to repurchase	119,247	150	0.50%	134,983	129	0.38%
Federal Home Loan Bank advances	1,689,920	9,307	2.18%	1,465,145	6,052	1.64%
Subordinated debt and other borrowings	469,074	6,300	5.33%	477,103	5,806	4.83%
Total interest-bearing liabilities	16,328,471	65,880	1.60%	14,003,055	33,354	0.95%
Noninterest-bearing deposits	4,317,782	—	—	4,165,876	—	—
Total deposits and interest-bearing liabilities	20,646,253	$65,880	1.27%	18,168,931	$33,354	0.73%
Other liabilities	30,553			57,828
Stockholders' equity	3,939,927			3,706,741
Total liabilities and stockholders' equity	$24,616,733			$21,933,500
Net interest income		$190,215			$175,017
Net interest spread (3)			3.25%			3.52%
Net interest margin (4)			3.63%			3.76%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and include $5.8 million of taxable equivalent income for the quarter ended December 31, 2018 compared to $3.1 million for the quarter ended December 31, 2017. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2018 would have been 3.58% compared to a net interest spread of 3.73% for the quarter ended December 31, 2017.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Year ended			Year ended
	December 31, 2018			December 31, 2017
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$16,899,738	$850,472	5.09%	$12,254,790	$578,286	4.79%
Securities
Taxable	1,804,958	48,192	2.67%	1,724,612	39,060	2.26%
Tax-exempt (2)	1,202,143	35,995	3.58%	488,478	13,712	3.76%
Federal funds sold and other	518,923	12,058	2.32%	335,491	5,080	1.51%
Total interest-earning assets	20,425,762	$946,717	4.71%	14,803,371	$636,138	4.38%
Nonearning assets
Intangible assets	1,859,183			1,273,577
Other nonearning assets	1,269,083			939,269
Total assets	$23,554,028			$17,016,217

Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing demand deposits	$835,929	$9,774	1.17%	$583,052	$3,926	0.67%
Interest checking	2,228,399	18,993	0.85%	1,745,298	7,335	0.42%
Savings and money market	6,994,938	73,431	1.05%	5,455,607	32,844	0.60%
Time	3,070,071	48,845	1.59%	1,765,089	15,479	0.88%
Total interest-bearing deposits	13,129,337	151,043	1.15%	9,549,046	59,584	0.62%
Securities sold under agreements to repurchase	129,899	588	0.45%	119,055	406	0.34%
Federal Home Loan Bank advances	1,663,968	34,174	2.05%	788,237	12,399	1.57%
Subordinated debt and other borrowings	470,189	24,570	5.23%	420,790	20,443	4.86%
Total interest-bearing liabilities	15,393,393	210,375	1.37%	10,877,128	92,832	0.85%
Noninterest-bearing deposits	4,305,942	—	—	3,331,741	—	—
Total deposits and interest-bearing liabilities	19,699,335	$210,375	1.07%	14,208,869	$92,832	0.65%
Other liabilities	18,281			30,218
Stockholders' equity	3,836,412			2,777,130
Total liabilities and stockholders' equity	$23,554,028			$17,016,217
Net interest income		$736,342			$543,306
Net interest spread (3)			3.35%			3.53%
Net interest margin (4)			3.68%			3.76%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and include $16.2 million of taxable equivalent income for the year ended December 31, 2018 compared to $12.3 million for the year ended December 31, 2017. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.

(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the year ended December 31, 2018 would have been 3.65% compared to a net interest spread of 3.73% for the year ended December 31, 2017.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2018	2018	2018	2018	2017	2017
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$87,834	77,868	70,887	70,202	57,455	53,414
Other real estate (ORE) and other nonperforming assets (NPAs)	15,393	17,731	20,229	24,533	28,028	24,682
Total nonperforming assets	$103,227	95,599	91,116	94,735	85,483	78,096
Past due loans over 90 days and still accruing interest	$1,558	1,773	1,572	1,131	4,139	3,010
Accruing troubled debt restructurings (5)	$5,899	6,125	5,647	6,115	6,612	15,157
Accruing purchase credit impaired loans	$14,743	21,473	22,993	24,398	26,719	29,254
Net loan charge-offs	$5,729	4,410	3,936	3,967	4,200	3,705
Allowance for loan losses to nonaccrual loans	95.2%	102.7%	106.7%	100.0%	117.0%	122.0%
As a percentage of total loans:
Past due accruing loans over 30 days	0.34%	0.25%	0.23%	0.24%	0.38%	0.24%
Potential problem loans (6)	1.00%	1.16%	1.00%	0.97%	1.05%	0.97%
Allowance for loan losses	0.47%	0.46%	0.44%	0.43%	0.43%	0.43%
Nonperforming assets to total loans, ORE and other NPAs	0.58%	0.55%	0.53%	0.58%	0.55%	0.51%
Nonperforming assets to total assets	0.41%	0.39%	0.38%	0.41%	0.38%	0.36%
Classified asset ratio (Pinnacle Bank) (8)	12.4%	13.7%	12.6%	12.6%	12.9%	12.7%
Annualized net loan charge-offs to avg. loans (7)	0.11%	0.10%	0.10%	0.10%	0.13%	0.14%
Wtd. avg. commercial loan internal risk ratings (6)	44.4	4.5	4.4	4.4	4.5	4.5

Interest rates and yields:
Loans	5.22%	5.15%	5.04%	4.91%	4.87%	4.91%
Securities	3.22%	3.11%	2.91%	2.87%	2.68%	2.64%
Total earning assets	4.85%	4.76%	4.66%	4.56%	4.46%	4.50%
Total deposits, including non-interest bearing	1.08%	0.97%	0.78%	0.60%	0.53%	0.48%
Securities sold under agreements to repurchase	0.50%	0.44%	0.47%	0.40%	0.38%	0.37%
FHLB advances	2.18%	2.16%	2.06%	1.79%	1.64%	1.48%
Subordinated debt and other borrowings	5.33%	5.29%	5.20%	5.11%	4.83%	4.84%
Total deposits and interest-bearing liabilities	1.27%	1.15%	1.01%	0.81%	0.73%	0.66%

Capital and other ratios (8):
Pinnacle Financial ratios:
Stockholders' equity to total assets	15.8%	15.9%	16.0%	16.3%	16.7%	16.9%
Common equity Tier one	9.6%	9.4%	9.3%	9.2%	9.2%	9.4%
Tier one risk-based	9.6%	9.4%	9.3%	9.2%	9.2%	9.4%
Total risk-based	12.2%	12.1%	12.0%	12.0%	12.0%	12.3%
Leverage	8.9%	8.8%	8.8%	8.8%	8.7%	8.9%
Tangible common equity to tangible assets	9.1%	9.0%	8.9%	9.0%	9.1%	9.1%
Pinnacle Bank ratios:
Common equity Tier one	10.5%	10.3%	10.2%	10.3%	10.3%	10.7%
Tier one risk-based	10.5%	10.3%	10.2%	10.3%	10.3%	10.7%
Total risk-based	11.5%	11.4%	11.2%	11.3%	11.4%	11.8%
Leverage	9.8%	9.6%	9.7%	9.8%	9.7%	10.1%
Construction and land development loans as a percentage of total capital (19)	85.2%	87.8%	94.6%	96.1%	89.4%	88.1%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (19)	277.7%	287.6%	304.3%	306.2%	297.1%	289.1%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2018	2018	2018	2018	2017	2017

Per share data:
Earnings – basic	$1.24	1.22	1.13	1.08	0.35	0.84
Earnings - basic, excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$1.26	1.22	1.15	1.13	0.98	0.91
Earnings – diluted	$1.23	1.21	1.12	1.08	0.35	0.83
Earnings - diluted, excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$1.25	1.21	1.15	1.13	0.97	0.90
Common dividends per share	$0.16	0.14	0.14	0.14	0.14	0.14
Book value per common share at quarter end (9)	$51.18	50.05	49.15	48.16	47.70	47.31
Tangible book value per common share at quarter end (9)	$27.27	26.21	25.28	24.24	23.71	23.32
Revenue per diluted share	$3.19	3.11	2.97	2.83	2.73	2.80
Revenue per diluted share, excluding investment (gains) losses on sale of securities, net	$3.22	3.11	2.97	2.83	2.83	2.80
Noninterest expense per diluted share	$1.54	1.47	1.43	1.40	1.59	1.42
Noninterest expense per diluted share, excluding the impact of other real estate expense and merger-related charges	$1.53	1.47	1.38	1.34	1.34	1.30

Investor information:
Closing sales price on last trading day of quarter	$46.10	60.15	61.35	64.20	66.30	66.95
High closing sales price during quarter	$61.04	66.20	68.10	69.45	69.30	66.95
Low closing sales price during quarter	$44.03	60.05	61.35	60.20	63.85	58.50

Other information:
Gains on residential mortgage loans sold:
Residential mortgage loan sales:
Gross loans sold	$236,861	278,073	264,934	237,667	289,149	299,763
Gross fees (10)	$6,184	7,756	7,134	6,036	7,364	9,050
Gross fees as a percentage of loans originated	2.61%	2.79%	2.69%	2.54%	2.55%	3.02%
Net gain on residential mortgage loans sold	$3,141	3,902	3,777	3,744	3,839	5,963
Investment gains (losses) on sales of securities, net (15)	$(2,295)	11	—	30	(8,265)	—
Brokerage account assets, at quarter end (11)	$3,763,911	3,998,774	3,745,635	3,508,669	3,266,936	2,979,936
Trust account managed assets, at quarter end	$2,055,861	2,074,027	1,920,226	1,844,871	1,837,233	1,880,488
Core deposits (12)	$16,489,173	16,076,859	15,400,142	14,750,211	14,838,208	14,236,205
Core deposits to total funding (12)	79.0%	78.3%	76.9%	77.3%	80.8%	79.1%
Risk-weighted assets	$21,137,263	20,705,547	20,151,827	19,286,101	18,812,653	18,164,765
Number of offices	114	115	115	114	114	123
Total core deposits per office	$144,642	139,799	133,914	129,388	130,160	115,742
Total assets per full-time equivalent employee	$10,897	10,917	10,911	10,677	10,415	9,930
Annualized revenues per full-time equivalent employee	$427.5	424.9	419.9	412.8	393.1	390.8
Annualized expenses per full-time equivalent employee	$206.2	201.0	202.3	205.0	228.8	198.4
Number of employees (full-time equivalent)	2,297.0	2,249.5	2,198.5	2,148.0	2,132.0	2,194.5
Associate retention rate (13)	92.3%	91.1%	89.6%	89.9%	93.5%	98.3%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three Months Ended			Year Ended
(dollars in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Net interest income	$190,215	189,420	175,017	736,342	543,306

Noninterest income	57,270	51,478	36,202	200,870	144,904
Total revenues	247,485	240,898	211,219	937,212	688,210
Less: Investment (gains) losses on sales of securities, net	2,295	(11)	8,265	2,254	8,265
Total revenues excluding the impact of investment (gains) losses on sales of securities, net	249,780	240,887	219,484	939,466	696,475

Noninterest expense	119,409	113,990	122,973	452,887	366,560
Less: Other real estate (ORE) expense	631	67	252	723	1,079
Merger-related charges	—	—	19,103	8,259	31,843
Noninterest expense excluding the impact of ORE expense and merger-related charges	118,778	113,923	103,618	443,905	333,638

Adjusted pre-tax pre-provision income (14)	$131,002	126,964	115,866	495,561	362,837

Efficiency ratio (4)	48.25%	47.32%	58.22%	48.32%	53.26%
Adjustment due to investment gains and losses, ORE expense and merger-related charges	(0.70)%	(0.03)%	(11.01)%	(1.07)%	(5.36)%
Efficiency ratio (excluding investment gains and losses, ORE expense and merger-related charges)	47.55%	47.29%	47.21%	47.25%	47.90%

Total average assets	$24,616,733	24,125,051	21,933,500	23,554,028	17,016,217

Noninterest expense to average assets	1.92%	1.87%	2.22%	1.92%	2.15%
Adjustment due to ORE expense and merger-related charges	(0.01)%	—%	(0.35)%	(0.04)%	(0.19)%
Noninterest expense (excluding ORE expense and merger-related charges) to average assets (1)	1.91%	1.87%	1.87%	1.88%	1.96%

Net income	$95,318	93,747	26,798	359,440	173,979
Merger-related charges	—	—	19,103	8,259	31,843
Investment (gains) losses on sales of securities, net	2,295	(11)	8,265	2,254	8,265
Tax effect on merger-related charges and investment gains and losses (18)	(600)	3	(10,736)	(2,748)	(15,734)
Revaluation of deferred tax assets	—	—	31,486	—	31,486
Net income excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$97,013	93,739	74,916	367,205	229,839

Basic earnings per share	$1.24	1.22	0.35	4.66	2.73
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.02	—	0.63	0.10	0.87
Basic earnings per share excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$1.26	1.22	0.98	4.76	3.60

Diluted earnings per share	$1.23	1.21	0.35	4.64	2.70
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.02	—	0.62	0.10	0.87
Diluted earnings per share excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$1.25	1.21	0.97	4.74	3.57

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three Months Ended			Year Ended
(dollars in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Return on average assets	1.54%	1.54%	0.48%	1.53%	1.02%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.02%	—%	0.88%	0.03%	0.33%
Return on average assets excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	1.56%	1.54%	1.36%	1.56%	1.35%

Tangible assets:
Total assets	$25,031,044	24,557,545	22,205,700	25,031,044	22,205,700
Less: Goodwill	(1,807,121)	(1,807,121)	(1,808,002)	(1,807,121)	(1,808,002)
Core deposit and other intangible assets	(46,161)	(48,737)	(56,710)	(46,161)	(56,710)
Net tangible assets	$23,177,762	22,701,687	20,340,988	23,177,762	20,340,988

Tangible equity:
Total stockholders' equity	$3,965,940	3,897,041	3,707,952	3,965,940	3,707,952
Less: Goodwill	(1,807,121)	(1,807,121)	(1,808,002)	(1,807,121)	(1,808,002)
Core deposit and other intangible assets	(46,161)	(48,737)	(56,710)	(46,161)	(56,710)
Net tangible common equity	$2,112,658	2,041,183	1,843,240	2,112,658	1,843,240

Ratio of tangible common equity to tangible assets	9.12%	8.99%	9.06%	9.12%	9.06%

Average tangible assets:
Average assets	$24,616,733	24,125,051	21,933,500	23,554,028	17,016,217
Less: Average goodwill	(1,807,121)	(1,807,121)	(1,803,546)	(1,807,533)	(1,234,316)
Average core deposit and other intangible assets	(47,711)	(50,292)	(58,192)	(51,650)	(39,261)
Net average tangible assets	$22,761,901	22,267,638	20,071,762	21,694,845	15,742,640

Return on average assets	1.54%	1.54%	0.48%	1.53%	1.02%
Adjustment due to goodwill, core deposit and other intangible assets	0.12%	0.13%	0.05%	0.13%	0.09%
Return on average tangible assets	1.66%	1.67%	0.53%	1.66%	1.11%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.03%	—%	0.95%	0.03%	0.35%
Return on average tangible assets excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	1.69%	1.67%	1.48%	1.69%	1.46%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three Months Ended			Year Ended
(dollars in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Average tangible stockholders' equity:
Average stockholders' equity	$3,939,927	3,874,430	3,706,741	3,836,412	2,777,130
Less: Average goodwill	(1,807,121)	(1,807,121)	(1,803,546)	(1,807,533)	(1,234,316)
Average core deposit and other intangible assets	(47,711)	(50,292)	(58,192)	(51,650)	(39,261)
Net average tangible common equity	$2,085,095	2,017,017	1,845,003	1,977,229	1,503,553

Return on average common equity	9.60%	9.60%	2.87%	9.37%	6.26%
Adjustment due to goodwill, core deposit and other intangible assets	8.54%	8.84%	2.89%	8.81%	5.31%
Return on average tangible common equity (1)	18.14%	18.44%	5.76%	18.18%	11.57%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.32%	—%	10.35%	0.39%	3.72%
Return on average tangible common equity excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	18.46%	18.44%	16.11%	18.57%	15.29%

Total average assets	$24,616,733	24,125,051	21,933,500	23,554,028	17,016,217

Book value per common share at quarter end	$51.18	50.05	47.70	51.18	47.70
Adjustment due to goodwill, core deposit and other intangible assets	(23.91)	(23.84)	(23.99)	(23.91)	(23.99)
Tangible book value per common share at quarter end (9)	$27.27	26.21	23.71	27.27	23.71

Noninterest expense per diluted share	$1.54	1.47	1.59	5.85	5.70
Adjustment due to ORE expense and merger-related charges	(0.01)	—	(0.25)	(0.12)	(0.51)
Noninterest expense (excluding ORE expense and merger-related charges) per diluted share	$1.53	1.47	1.34	5.73	5.19

Equity method investment (17)
Fee income from BHG, net of amortization	$17,936	14,236	12,444	51,222	37,958
Funding cost to support investment	2,354	2,260	2,034	8,732	7,604
Pre-tax impact of BHG	15,582	11,976	10,410	42,490	30,354
Income tax expense at statutory rates	4,073	3,131	4,084	11,107	11,908
Earnings attributable to BHG	$11,509	8,845	6,326	31,383	18,446

Basic earnings per share attributable to BHG	$0.15	0.11	0.08	0.41	0.29
Diluted earnings per share attributable to BHG	$0.15	0.11	0.08	0.41	0.29

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.
6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 for quarters ended prior to Dec. 31, 2018 and 10 to 100 for all subsequent periods to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. The risk rating scale was changed to allow for granularity, if needed, in criticized and classified risk ratings to distinguish accrual status or structural loan issues.  A "10" risk rating is assigned to credits that exhibit Excellent risk characteristics, "20" exhibit Very Good risk characteristics, "30" Good, "40" Satisfactory, "50" Acceptable or Average, "60" Watch List, "70" Criticized, "80" Classified or Substandard, "90" Doubtful and "100" Loss (which are charged-off immediately).  Additionally, loans rated "80" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity by common shares outstanding. Tangible book value per share computed by dividing total stockholder's equity, less goodwill, core deposit and other intangibles by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. Periods prior to the second quarter of 2018 have been restated to reflect regulatory changes that were adopted in the second quarter of 2018 that permit reciprocal deposits to be treated as core deposits if they otherwise qualify as such. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
13. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.
14. Adjusted pre-tax, pre-provision income excludes the impact of other real estate expenses and income, investment gains and losses on sales of securities and merger-related charges.
15. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
16. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
17. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.
18. Tax effect calculated using the blended statutory rate of 39.23 percent for all periods prior to 2018. For 2018, tax effect calculated using the blended statutory rate of 26.14 percent.
19. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.